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As filed with the Securities and Exchange Commission on May 17, 2002

Registration No. 333-87570

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HILTON HOTELS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2058176
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification)

9336 Civic Center Drive
Beverly Hills, California 90210
(310) 278-4321
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Madeleine A. Kleiner
Executive Vice President, General Counsel and Corporate Secretary
Hilton Hotels Corporation
9336 Civic Center Drive
Beverly Hills, California 90210
(310) 278-4321
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Cynthia A. Rotell
Latham & Watkins
633 West Fifth Street, Suite 4000
Los Angeles, California 90071
(213) 485-1234

Approximate Date Of Commencement Of Proposed Sale To The Public:
From time to time after the effective date of this registration statement, as determined by market conditions.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MAY 17, 2002

PRELIMINARY PROSPECTUS

HILTON HOTELS CORPORATION
5,200,000 SHARES
COMMON STOCK

        This prospectus relates to the offering for resale of up to 5,200,000 shares of our common stock, par value $2.50 per share, from time to time by the selling stockholder named in this prospectus through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices, at prices related to prevailing market prices, at negotiated prices or at fixed prices. We will not receive any of the proceeds from the sale of these securities. See "Selling Stockholder" and "Plan of Distribution," concerning additional information about the selling stockholder and the methods of sale of the shares of common stock.

        Our common stock is listed on the New York Stock Exchange under the ticker symbol "HLT." On May 16, 2002, the closing price for one share of our common stock was $15.50.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May     , 2002.

TABLE OF CONTENTS

Where You Can Find More Information	1
Incorporation of Certain Documents by Reference	1
Forward Looking Statements	2
Our Company	2
Use of Proceeds	3
Selling Stockholder	3
Plan of Distribution	3
Legal Matters	5
Experts	5

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. No one is authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus and in any prospectus supplement or information incorporated in such documents is accurate as of any date other than the date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any reports, statements or other information filed by us at the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and in New York, New York. Copies of this material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference rooms in New York, New York, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Copies of this information may also be inspected at the reading room of the library of the National Association of Securities Dealers, Inc., 1734 K Street, N.W., Washington, D.C. 20006. Our filings with the Commission are also available to the public from commercial document retrieval services and at the Commission's web site at "http://www.sec.gov." In addition, the New York Stock Exchange and the Pacific Stock Exchange list our common stock and you may inspect and copy reports and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference any future filings we will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus and prior to the time all of the securities offered by this prospectus are sold, and the following documents:

  •
  our annual report on Form 10-K for the fiscal year ended December 31, 2001;

  •
  our quarterly report on Form 10-Q for the three months ended March 31, 2002;

  •
  our proxy statement on Schedule 14A filed with the Commission on April 9, 2002;

  •
  the description of our common stock contained in our registration statement on Form 8-A filed with the Commission on May 18, 1986, and any amendment or report updating that description; and

  •
  the description of the preferred share rights included in our registration statement on Form 8-A filed with the Commission on December 1, 1999, and any amendment or reports updating that description.

        We have filed a registration statement on Form S-3 with the Commission under the Securities Act of 1933, as amended (the "Securities Act") that registers the shares offered by this prospectus. As permitted by the rules and regulations of the Commission, this prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and our common stock.

        We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents described above, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests for such copies should be addressed to:

Corporate Secretary
Hilton Hotels Corporation
9336 Civic Center Drive
Beverly Hills, California 90210
Telephone number (310) 278-4321

FORWARD LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that relate to future events or to future business or performance. These statements include statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

        The words "believes," "anticipates," "expects," "intends," "plans," and "projects" and similar expressions are intended to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and financial performance and are subject to risks and uncertainties including, among other things,

  •
  factors identified in our Form 10-K for the year ended December 31, 2001 under the captions "Additional Information," "Hotel Operations-Territorial Restrictions," "Timeshare Operations," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" which are incorporated by reference in this prospectus;

  •
  factors identified in our Form 10-Q for the three month period ended March 31, 2002, under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" which is incorporated by reference in this prospectus.

  •
  factors discussed under the heading "Risk Factors" in our joint proxy statement/prospectus dated October 21, 1999;

  •
  factors identified in our other filings with the Commission which are incorporated by reference in this prospectus;

  •
  the effects of economic conditions, including the magnitude and duration of the current economic downturn in the United States;

  •
  actual and threatened terrorist attacks and their impact on domestic and international travel;

  •
  supply and demand changes for hotel rooms, including declines in occupancy and room rates following the September 11th terrorist attacks;

  •
  competitive conditions in the lodging industry;

  •
  relationships with franchisees and property owners;

  •
  increases in energy, healthcare, insurance and other operating expenses;

  •
  the impact of government regulations; and

  •
  the availability of capital to finance growth;

which could cause actual results to differ materially from historical results or those anticipated. Although we believe the expectations reflected in these forward-looking statements are based upon reasonable assumptions, we cannot assure you that our expectations will be attained and caution you not to place undue reliance on such statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect current or future events or circumstances.

OUR COMPANY

        We are primarily engaged, together with our subsidiaries, in the ownership, management and development of hotels, resorts and timeshare properties and the franchising of lodging properties. Our hotel brands include Hilton, Hilton Garden Inn, Doubletree, Embassy Suites, Hampton, Homewood Suites by Hilton, Conrad and Harrison Conference Centers. We develop and operate timeshare resorts through Hilton Grand Vacations Company and its related entities, which we wholly own. We are also engaged in various other activities related or incidental to the operation of hotels. Our principal executive offices are located at 9336 Civic Center Drive, Beverly Hills, California 90210, and our telephone number is (310) 278-4321.

USE OF PROCEEDS

        The net proceeds from the sale of the shares will be received by the selling stockholder. None of the proceeds from any sales by the selling stockholder will be received by us.

SELLING STOCKHOLDER

        The following table sets forth certain information with respect to the shares of common stock owned and to be offered by this prospectus from time to time by Pan Global Partners, a Hawaii limited partnership or its transferees, pledgees, donees, distributees and successors-in-interest. We refer to all of these possible sellers as a selling stockholder in this prospectus. Pan Global acquired the 5,200,000 shares of common stock offered by this prospectus from us in connection with our acquisition of Pan Global's interest in the Hilton Waikoloa Village on May 1, 2002. The selling stockholder may resell all, a portion or none of the shares at any time and therefore we can give no estimate as to the number of shares that will be held upon termination of the offering. We are registering the shares to permit the selling stockholder and its transferees, pledgees, donees, distributees and other successors-in-interest to resell the shares when they deem appropriate.

        The following table sets forth information regarding the ownership of the common stock to be offered from time to time by the selling stockholder as of May 17, 2002.

	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock Offered Hereby
Pan Global Partners c/o Starn O'Toole Marcus & Fisher 737 Bishop Street, Suite 1740 Honolulu, Hawaii 96813	5,200,000	5,200,000

        Pursuant to a registration rights agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, we agreed to file the registration statement to register the resale of the shares by the selling stockholder.

PLAN OF DISTRIBUTION

        Sales of the shares of common stock may be made from time to time by the selling stockholder, including its pledgees, donees, transferees, distributees, successors-in-interest or others who may later hold such selling stockholder's interest in the shares and who are otherwise entitled to resell the shares using this prospectus, in one or more transactions, which may involve crosses or block transactions, on the New York Stock Exchange, the Pacific Stock Exchange or any other national securities exchange on which our common stock is traded, in the over-the-counter market, in privately negotiated transactions, through the writing of options or warrants, through the settlement of short sales, or otherwise or in any combination of such transactions at market prices then prevailing, at prices related to the then current market price, at negotiated prices, at varying prices determined at the time of sale and/or at fixed prices. In addition, any shares of common stock covered by this prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 promulgated under the Securities Act may be sold under those provisions rather than pursuant to this prospectus. The shares of common stock may be offered in any manner permitted by law, including through underwriters, brokers, dealers or agents, and directly to purchasers. The shares of common stock may also be sold in the following types of transactions:

  •
  sales to underwriters who will acquire the shares of common stock for their own account and resell them in transactions at fixed prices or at varying prices determined at the time of sale;

  •
  a block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker or dealer as principal and resale by the broker or dealer for its account;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  an exchange distribution in accordance with the rules of the exchange; and

  •
  transactions between sellers and purchasers without a broker-dealer.

        In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate in the resales.

        In connection with the distribution of the shares, the selling stockholder may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell the shares short and redeliver the shares to close out the short positions. The selling stockholder may also enter into option or other transactions with broker-dealers, which require the delivery to the broker-dealer of the shares. The selling stockholder may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the selling stockholder may enter into, from time to time, other types of hedging transactions.

        Brokers, dealers or agents may receive compensation in the form of commissions, underwriting discounts or concessions from the selling stockholder and/or the purchasers in amounts to be negotiated in connection with the sale. The selling stockholder and any brokers or dealers or agents and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act and any commission, discount or concession, and any profit on the sale of shares by the selling stockholder, may be deemed to be underwriting discounts or commissions under the Securities Act.

        At the time a particular offering of shares is made, to the extent required under the Securities Act, a prospectus supplement will be distributed, which will set forth the number of shares being offered and the terms of the offering, including the names of any underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price and any discounts, commissions or concessions allowed or paid by underwriters to dealers.

        We have agreed to indemnify the selling stockholder and its directors, officers, affiliates and controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the selling stockholder may be required to make. The selling stockholder has agreed to indemnify us for liabilities arising under the Securities Act with respect to written information furnished to us by it or to contribute in connection with these liabilities.

        Pursuant to the registration rights agreement, we have agreed to keep the registration statement of which this prospectus is a part effective for the sale of shares for a period of one year commencing May 1, 2002, subject to extension if the selling stockholder is required to suspend sales of the shares under certain circumstances, or such shorter period when all of the shares have been sold pursuant to this prospectus. We may, under specified circumstances, suspend the availability of this prospectus for use by the selling stockholder and its transferees, pledgees, donees, distributees and successors-in-interest. We have agreed to pay the expenses incidental to the registration of the shares and to reimburse the selling stockholder for the reasonable fees and disbursements of one law firm chosen by the selling stockholder but in no event shall our reimbursement of these fees exceed $15,000. The selling stockholder will bear commissions and discounts, if any, attributable to the sale of shares of common stock. Of the shares offered by this prospectus, 520,000 shares of Pan Global Partners are in an escrow account and will be released to Pan Global Partners upon the occurrence of certain events. The shares in escrow may be distributed by the selling stockholder in the manner described above.

        Certain persons participating in the distribution of the shares of common stock may engage in transactions that stabilize the price of the common stock. Under the rules and regulations under the Exchange Act, any person engaged in a distribution of the shares offered pursuant to this prospectus may be limited in its ability to engage in market activities with respect to those shares. The selling stockholder will be subject to the provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. Those rules and regulations may limit the timing of purchases and sales of any shares offered by the selling stockholder pursuant to this prospectus.

LEGAL MATTERS

        The validity of the shares of common stock offered by this prospectus have been passed upon for us by Bryan S. White, Vice President and Senior Counsel of Hilton. Mr. White beneficially owns or has rights to acquire an aggregate of less than 0.01% of our outstanding common stock.

EXPERTS

        The consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated by reference in reliance upon the authority of said firm as experts in giving said report.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the fees and expenses in connection with the issuance and distribution of the shares of common stock registered hereunder. We will pay all of the costs identified below. Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	$7,684
Printing and engraving expenses	25,000
Legal fees and expenses	50,000
Accounting fees and expenses	10,000
Miscellaneous expenses	5,000

Total	$97,684

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law, Article XI of the Restated Certificate of Incorporation and Paragraph 35 of our bylaws, as amended, authorize and empower us to indemnify our directors, officers, employees and agents, and agreements with each of our directors and officers provide for indemnification against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of such person's relationship with us, PROVIDED that such persons acted in accordance with a stated standard of conduct in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified.

        We have purchased for the benefit of our officers and directors and those of certain or our subsidiaries insurance policies whereby the insurance companies agree, among other things, that in the event any such officer or director becomes legally obligated to make a payment (including legal fees and expenses) in connection with an alleged wrongful act, such insurance companies will pay us up to $100,000,000. Wrongful act means any breach of duty, neglect, error, misstatement, misleading statement or other act done by one of our officers or directors or any subsidiary.

ITEM 16. EXHIBITS.

        This registration statement includes the following exhibits:

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Company, as amended (incorporated herein by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-3 (File No. 333-18523))
4.2	Amendment to Restated Certificate of Incorporation of the Company, relating to Exhibit 4.1 hereto (incorporated herein by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997)
4.3	Amendment to Restated Certificate of Incorporation of the Company, relating to Exhibits 4.1 and 4.2 hereto (incorporated herein by reference from Appendix F to the Company's Registration Statement on Form S-4 (File No. 333-89437))

4.4	Bylaws of the Company, as amended (incorporated herein by reference from Exhibit 4.2 to the Company's Registration Statement on Form S-3 (File No. 333-18523))
4.5	Amendment to Bylaws of the Company, relating to Exhibit 4.4 hereto (incorporated herein by reference from Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998)
4.6	Amendment to Bylaws of the Company, relating to Exhibits 4.4 and 4.5 hereto (incorporated herein by reference from Appendix G to the Company's Registration Statement on Form S-4 (File No. 333-89437))
*4.7	Registration Rights Agreement, dated May 1, 2002, between the Company and Pan Global Partners
4.8	Rights Agreement, dated as of November 29, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated herein by reference from Exhibit 1 to the Company's Registration Statement on Form 8-A, dated December 1, 1999)
4.9	Amendment to Rights Agreement Changing Rights Agent, dated as of February 15, 2001, between the Company and The Bank of New York, as Rights Agent, relating to Exhibit 4.8 hereto (incorporated herein by reference from Exhibit 4.22 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000)
*5.1	Opinion of Bryan S. White
*23.1	Consent of Bryan S. White (included in Exhibit 5.1)
**23.2	Consent of Arthur Andersen LLP
*24.1	Powers of Attorney (included on signature page)

*
Previously filed.

**
Filed herewith.

ITEM 17. UNDERTAKINGS.

        (a)  The undersigned registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)  That, for purposes of determining any liability under the Securities Act of 1933 each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time will be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on May 17, 2002.

HILTON HOTELS CORPORATION
By:	/s/ MADELEINE A. KLEINER Madeleine A. Kleiner Executive Vice President, General Counsel and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on May 17, 2002.

* Stephen F. Bollenbach President, Chief Executive Officer and Director	* Benjamin V. Lambert Director
* A. Steven Crown Director	* David Michels Director
* Peter M. George Director	* John H. Myers Director
* Matthew J. Hart Executive Vice President and Chief Financial Officer	* John L. Notter Director
* Barron Hilton Chairman of the Board	* Judy L. Shelton Director
* Dieter Huckestein Director	* Donna F. Tuttle Director

* Robert L. Johnson Director	* Peter V. Ueberroth Director
* Robert M. La Forgia Senior Vice President and Controller (Chief Accounting Officer)	* Sam D. Young, Jr. Director

*By:	/s/ MADELEINE A. KLEINER Madeleine A. Kleiner Attorney-in-Fact

HILTON HOTELS CORPORATION
REGISTRATION STATEMENT ON FORM S-3

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Company, as amended (incorporated herein by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-3 (File No. 333-18523))
4.2
Amendment to Restated Certificate of Incorporation of the Company, relating to Exhibit 4.1 hereto (incorporated herein by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997)
4.3
Amendment to Restated Certificate of Incorporation of the Company, relating to Exhibits 4.1 and 4.2 hereto (incorporated herein by reference from Appendix F to the Company's Registration Statement on Form S-4 (File No. 333-89437))
4.4	Bylaws of the Company, as amended (incorporated herein by reference from Exhibit 4.2 to the Company's Registration Statement on Form S-3 (File No. 333-18523))
4.5	Amendment to Bylaws of the Company, relating to Exhibit 4.4 hereto (incorporated herein by reference from Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998)
4.6	Amendment to Bylaws of the Company, relating to Exhibits 4.4 and 4.5 hereto (incorporated herein by reference from Appendix G to the Company's Registration Statement on Form S-4 (File No. 333-89437))
*4.7	Registration Rights Agreement, dated May 1, 2002, between the Company and Pan Global Partners
4.8
Rights Agreement, dated as of November 29, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated herein by reference from Exhibit 1 to the Company's Registration Statement on Form 8-A, dated December 1, 1999)
4.9
Amendment to Rights Agreement Changing Rights Agent, dated as of February 15, 2001, between the Company and The Bank of New York, as Rights Agent, relating to Exhibit 4.8 hereto (incorporated herein by reference from Exhibit 4.22 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000)
*5.1	Opinion of Bryan S. White
*23.1	Consent of Bryan S. White (included in Exhibit 5.1)
**23.2	Consent of Arthur Andersen LLP
*24.1	Powers of Attorney (included on signature page)

*
Previously filed.

**
Filed herewith.

QuickLinks

AMENDMENT NO. 1 TO FORM S-3
TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
FORWARD LOOKING STATEMENTS
OUR COMPANY
USE OF PROCEEDS
SELLING STOCKHOLDER
PLAN OF DISTRIBUTION
PART II
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 16. EXHIBITS.
  ITEM 17. UNDERTAKINGS.
SIGNATURES
EXHIBIT INDEX